UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2021. As of April 19, 2021, the record date for the Annual Meeting, there were 66,334,538 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 29, 2021: (i) to elect Paul R. Edick and Marla S. Persky as Class III directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2024 and until their successors have been elected and qualified (“Proposal 1”) and (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”).

The Company’s stockholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class III directors as follows*:

Class III Director Nominee	For	Withhold	Broker Non-Votes
Paul R. Edick	24,166,447	2,568,216	15,464,270
Marla S. Persky	22,027,266	4,707,397	15,464,270

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows*:

For	Against	Abstain
41,424,352	621,873	152,709

*Fractional shares have been rounded to the nearest whole number.

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2021	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer